 ______________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

SANTO MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-169503	27-0518586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ave. Sarasota #20, Torre Empresarial, Suite 1103 Santo Domingo, Dominican Republic
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 809-535-9443

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02	Termination of a Material Definitive Agreement

The Company filed the initial Current Report on Form 8-K on December 28, 2012 to disclose that on December 18, 2012, it entered into a securities purchase agreement (the “Securities Purchase Agreement”)  and an Investment Agreement (the “Investment Agreement”) with Deer Valley Management, LLC. (the “Purchaser”) whereby the Purchaser was to purchase up to $5,000,000 of the Company’s common stock, $0.00001 par value (the “Common Stock”).  After the Company was informed that the Purchaser was unable to proceed with the Securities Purchase Agreement, the Company cancelled such agreement on February 27, 2013, and has cancelled the Investment Agreement, and all of the transactions contemplated thereby, as of March 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2013

SANTO MINING CORP.

By:	/s/ ALAIN FRENCH
Alain French Chief Executive Officer, President, Secretary and Treasurer